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                                                                    EXHIBIT 10.5

                                    FORM OF
                           STRATEGIX SOLUTIONS, INC.

                           INDEMNIFICATION AGREEMENT


     THIS AGREEMENT is made and entered into as of ______________, 1998, by and between STRATEGIX SOLUTIONS, INC., a Delaware corporation (the "Corporation"), and ____________________ (the "Indemnitee").

     WHEREAS, the Indemnitee is _________________ of the Corporation and in such capacity is performing a valuable service to the Corporation; and

     WHEREAS, Section 145 of the Delaware General Corporation Law, as amended to date (the "State Statute") specifically contemplates that contracts may be entered into between the Corporation and its officers with respect to indemnification of its officers and directors; and

     WHEREAS, in order to provide to the Indemnitee assurances with respect to the protection provided against liabilities that he may incur in the performance of his duties to the Corporation, and to thereby induce the Indemnitee to serve as an executive officer, the Corporation has determined and agreed to enter into this Agreement with the Indemnitee;

     NOW, THEREFORE, in consideration of the premises and the Indemnitee's service as an officer, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. INDEMNIFICATION. Subject only to the exclusions set forth in Section 2 hereof, and in addition to any other indemnity to which the Indemnitee may be entitled under the State Statute or any bylaw, resolution, or agreement (but without duplication of payments with respect to indemnified amounts), the Corporation hereby agrees to hold harmless and indemnify the Indemnitee to the full extent that the State Statute, or any amendment thereof or other statutory provision adopted after the date hereof, authorizes, including, but not limited to, holding harmless and indemnifying the Indemnitee against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Corporation), to which the Indemnitee is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was, or at any time becomes a director, officer, employee or agent of the Corporation or any subsidiary of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification hereunder shall be broader than
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that provided for in the Articles of Incorporation and Bylaws, and in addition to any rights granted thereunder.

     2. LIMITATIONS ON INDEMNITY. Indemnification or advancement of expenses shall not be made to or on behalf of the Indemnitee:

     (a) If a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

           (i) a violation of the criminal law, unless the Indemnitee had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (ii) a transaction from which the Indemnitee derived an improper personal benefit;

         (iii) a circumstance under which the liability provisions of Section 174 of the State Statute are applicable to the Indemnitee; or

          (iv) willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     (b) With respect to any suit in which final judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation, pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state, or local statutory law, or on account of any payment by the Indemnitee to the Corporation in respect of any claim for such an accounting.

     (c) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     3. CONTRIBUTION. If the indemnification provided for in Section 1 hereof is unavailable and may not be paid to the Indemnitee for any reason other than those set forth in Section 2(b) hereof, then in respect of any threatened, pending, or completed action, suit, or proceeding in which the Corporation is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute, to the extent it is not prohibited from doing so, to the amount of expenses judgments, fines, and settlements paid or payable by the Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such action, suit, or proceeding arose, and (b) the relative fault of the Corporation on the one hand and of the Indemnitee on the other in connection

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with the events which resulted in such expenses, judgments, fines, or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines, or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

     4. EFFECTIVENESS OF OBLIGATIONS. All agreements and obligations of the Corporation contained herein shall be effective during the period the Indemnitee is a director, officer, employee, or agent of the Corporation (or is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise) and shall continue thereafter for so long as the Indemnitee shall be subject to any possible claim or threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, or investigative, by reason of the fact that the Indemnitee was an officer or a director of the Corporation or serving in any other capacity referred to herein.

     5.  NOTIFICATION AND DEFENSE OF CLAIM.

     (a) Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit, or proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Indemnitee otherwise than under this Agreement.

     (b) With respect to any such action, suit, or proceeding as to which the Indemnitee so notifies the Corporation:

           (i) the Corporation will be entitled to participate therein at its own expense; and

          (ii) subject to Section 6 hereof, if the Indemnitee shall have provided his written affirmation of his good faith belief that his conduct did not constitute behavior of the kind described in
               Section 2(a) hereof and that he is entitled to indemnification hereunder, the Corporation may assume the defense thereof.

After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ its separate counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel designated by the Corporation to conduct such defense shall not be reasonably satisfactory to the Indemnitee, or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation. For the purposes of clause
(iii) above, the Indemnitee shall be entitled to determine that counsel designated by the Corporation is not reasonably satisfactory if, among other reasons, the Indemnitee shall have been advised by qualified counsel that, because of actual or potential conflicts of interest in the matter between the Indemnitee, other officers or directors similarly indemnified by the Corporation, and/or the Corporation, representation of the Indemnitee by counsel designated by the Corporation is likely to materially and adversely affect the Indemnitee's interest or would not be permissible under applicable canons of legal ethics.

     (c) The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold consent to any proposed settlement.

     6. ADVANCEMENT AND REPAYMENT OF EXPENSES. Upon request therefor accompanied by reasonably itemized evidence of expenses incurred, and by the Indemnitee's written affirmation of his good faith belief that his conduct met the standard applicable to indemnification pursuant to Section 1 hereof and did not constitute behavior of the kind described in Section 2(a) hereof, and that he is entitled to indemnification hereunder, the Corporation shall advance to the Indemnitee the reasonable expenses (including attorneys' fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors, and private investigators)) incurred by him in defending any civil or criminal suit, action, or proceeding for which the Indemnitee is entitled (assuming an applicable standard of conduct is met) to indemnification pursuant to this Agreement. In the alternative and in the Indemnitee's exclusive discretion, the Corporation will assume direct responsibility for the payment of all such expenses after the Indemnitee has provided the Corporation with a written request to assume direct responsibility for such payment and after he has complied with the affirmation requirements provided above. The Indemnitee agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation, whether pursuant to this Section or Section 5 hereof, in defending any action, suit, or proceeding against the Indemnitee in the event and to the extent that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation for such expenses under this

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Agreement.  Any advances and the Indemnitee's agreement to repay shall be unsecured and interest-free.

     7.  AGREEMENT TO SERVE.   The Indemnitee hereby agrees to serve as an
officer and/or director of the Corporation faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or until such time as he tenders his resignation in writing.

     8.  ENFORCEMENT.

     (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer or a director of the Corporation and acknowledges that the Indemnitee is relying upon this Agreement in serving in such capacity.

     (b) If the Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse the Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

     9. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

     10.  GOVERNING LAW; SUCCESSORS; AMENDMENT AND TERMINATION.

     (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     (b) This Agreement shall be binding upon the Indemnitee and the Corporation and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Indemnitee, his heirs, personal representatives, and assigns and to the benefit of the Corporation and its successors and assigns.

     (c) No amendment, modification, termination, or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

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     12.  NOTICES.  All notices, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered in person, when delivered by overnight delivery service, or three business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the following addresses (or to such other address as one party may from time to time designate in writing to the other party hereto):

     If to the Corporation:   Strategix Solutions, Inc.
                              1 Independent Drive
                              Jacksonville, Florida 32202-5060
                              Attn: President

     If to the Indemnitee:    _____________________________
                              _____________________________
                              _____________________________
                              _____________________________
                              _____________________________

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              STRATEGIX SOLUTIONS, INC.


                              By
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                                Lawrence E. Derito
                                Vice Chairman and Chief Executive Officer


                              INDEMNITEE:



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